Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact: Leigh J. Abrams, President and CEO

Phone: (914) 428-9098 Fax: (914) 428-4581

E Mail: Drew@drewindustries.com

DREW DISCUSSES FEMA BUSINESS RELATED TO

HURRICANE KATRINA

White Plains, New York – September 26, 2005 - Drew announced today it has experienced a significant increase in business from both its recreational vehicle (RV) and manufactured housing customers related to the unprecedented damage caused by Hurricane Katrina. The Company, a leading national supplier of recreational vehicle and manufactured housing components, said it is too early to determine if additional orders will result from damage caused by Hurricane Rita this past weekend.

Although Drew does not receive any orders directly from the Federal Emergency Management Agency (FEMA), its customers have reported substantial orders as a direct result of the hurricane damage. Drew’s customers received orders for at least 15,000 towable RVs and in excess of 10,000 manufactured homes according to public statements. In addition, there have been reports that FEMA has purchased large numbers of towable RVs and manufactured homes from the inventories of dealers. Drew expects shipments related to these orders by FEMA to stretch well into the fourth quarter of 2005.

In response to these orders from its customers, Drew’s subsidiaries, Kinro, Inc. and Lippert Components Inc, have instituted second, and in some instances, third shifts at certain factories, and will also be operating certain factories six and seven days a week.

In connection with the expanded manufacturing schedules, and in an effort to continue to serve Drew’s customers with continued on-time delivery and quality products, the Company said it is experiencing substantial overtime pay, higher production and delivery costs and higher material costs. Drew expects these circumstances to continue in the short term until the initial rush of FEMA orders has been completed and shipped.

Leigh J. Abrams, Drew’s President and CEO, noted, “The events surrounding Hurricane Katrina, while tragic, created an unprecedented need for housing for the displaced residents of Louisiana and Mississippi. Prior to Hurricane Katrina, the RV industry was being impacted by high gas prices and high dealer inventory levels, but it is too early to determine the combined results of all these events.”

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, axles, steps, electric stabilizer jacks, and trailers for hauling equipment, boats, personal watercrafts and snowmobiles, as well as chassis and windows for modular homes and offices. From 48 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward Looking Statements

This press release contains certain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, involve a number of risks and uncertainties that could cause actual results and events to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors. Detailed information about risks and uncertainties that may affect the Company is included in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

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